Exhibit (n)

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 19, 2026, with respect to the financial statements of Hamilton Lane Credit Income Fund, included herein, and to the references to our firm under the headings “Independent Registered Public Accounting Firm” in the Preliminary Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Preliminary Statement of Additional Information.

/s/ KPMG LLP

Philadelphia, Pennsylvania
March 19, 2026